SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported):
                             November 14, 1995


                              TIME WARNER INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

          Delaware                  1-8637                   13-1388520
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(State or other jurisdiction     (Commission              (I.R.S. Employer
       of incorporation)         File Number)            Identification No.)



                 75 Rockefeller Plaza, New York, NY  10019
            ---------------------------------------------------
            (Address of principal executive offices) (zip code)

                              (212) 484-8000
           ----------------------------------------------------
           (Registrant's telephone number, including area code)

                              Not Applicable
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)




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Item 5. Other Events.
---------------------

          Time Warner Inc. ("Time Warner") and Time Warner Entertainment Company, L.P. ("TWE"), 74.49% of the pro rata priority capital and residual equity interests as well as certain priority capital interests of which are owned by Time Warner and certain of its wholly-owned subsidiaries, have recently entered into, or intend to enter into, the transactions described below:

          (i) on October 2, 1995 and September 5, 1995 (as previously reported on the Form 8-K of Time Warner dated August 31, 1995), Toshiba Corporation ("Toshiba") and ITOCHU Corporation ("ITOCHU"), respectively, each exchanged (1) their 5.61% pro rata equity interests in TWE, (2) their 6.25% residual equity interests in TW Service Holding I, L.P. and TW Service Holding II, L.P., each of which owns certain assets related to the TWE businesses (the "Time Warner Service Partnerships"), and (3) their options to increase their interests in TWE under certain circumstances for, in the case of ITOCHU, 8 million shares of two series of new convertible preferred stock ("Series G Preferred Stock" and "Series H Preferred Stock") of Time Warner and, in the case of Toshiba, 7 million shares of new convertible preferred stock of Time Warner ("Series I Preferred Stock") and $10 million in cash (the "ITOCHU/Toshiba Transaction"). As a result of the ITOCHU/Toshiba Transaction, Time Warner and certain of its wholly-owned subsidiaries collectively now own 74.49% of the pro rata priority capital and residual equity interests in TWE and certain additional senior and junior priority capital interests. A subsidiary of U S WEST, Inc. owns the remaining 25.51% of the pro rata priority capital and residual equity limited partnership interests in TWE;

          (ii) on September 22, 1995 (as previously reported on the Form 8-K of Time Warner dated September 22, 1995), Time Warner announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for Turner Broadcasting System, Inc. ("TBS") to become a wholly-owned subsidiary of Time Warner through a merger with a subsidiary of Time Warner. Alternatively, the Merger Agreement contemplates that the structure of the transaction may be changed, if the parties so agree, to provide for the merger of each of Time Warner and TBS with separate subsidiaries of a newly formed holding company (the "Holding Company Transaction" and, in either case, the "TBS Transaction"). Time Warner currently expects that the parties to the Merger Agreement will agree to implement the Holding Company Transaction. Pursuant to the Holding Company Transaction, the issued and outstanding shares of each class of the capital stock of Time Warner will be converted into shares of an identical class of capital stock of the newly formed holding company. In connection with the TBS Transaction, Time Warner has agreed to enter into certain agreements and related transactions with certain shareholders of TBS, including R. E. Turner and Liberty Media Corporation ("LMC"). The Merger Agreement and certain related agreements provide for the issuance by the newly formed holding company of approximately 171.3 million shares of common stock, par value $.01 per share (such holding company stock, or, prior to formation of such holding company, the existing Time Warner common stock, being referred to herein as the "Common Stock") (including 50.8 million shares of a special class of non-redeemable Common Stock to be issued to LMC, the "LMC Class Common Stock"), in exchange for the outstanding TBS capital stock, the issuance of approximately 13 million stock options to replace all outstanding TBS options and the assumption of TBS' indebtedness (which approximated $2.3 billion at September 30, 1995). As part of the TBS Transaction, LMC will receive an additional five million shares of LMC Class Common Stock pursuant to a separate option agreement (the "Option Agreement"), which, together with the 50.8 million shares received pursuant to the TBS Transaction, will be placed in a voting trust or, in certain circumstances, exchanged for shares of another special class of non-voting, non-redeemable common stock.




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          (iii) on September 18, 1995, Time Warner redeemed
     approximately $1 billion principal amount of its 8.75% Convertible Subordinated Debentures due 2015 (the "8.75% Convertible Debentures") for an aggregate redemption price of $1.06 billion, including redemption premiums and accrued interest thereon. The redemption was financed with approximately $500 million of proceeds raised from the issuance of 7.75% ten-year notes (the "7.75% Notes") in June 1995, $363 million of net proceeds raised from the issuance of the PERCS (as defined below) in August 1995 and available cash and equivalents (the "Market Refinancings");

          (iv) on August 15, 1995, Time Warner issued approximately 12.1 million Time Warner-obligated mandatorily redeemable preferred securities of a wholly-owned subsidiary ("PERCS") for aggregate gross proceeds of $374 million. The sole assets of the subsidiary that is the obligor on the PERCS are $385 million principal amount of 4% subordinated notes of Time Warner due December 23, 1997. Cumulative cash distributions are payable on the PERCS at an annual rate of 4%, or $1.24 per PERCS. The PERCS are mandatorily redeemable on December 23, 1997, for an amount per PERCS equal to the lesser of $54.41, and the market value of a share of common stock of Hasbro, Inc. ("Hasbro") on December 17, 1997, payable in cash or, at Time Warner's option, Hasbro common stock. Time Warner has the right to redeem the PERCS at any time prior to December 23, 1997, at an amount per PERCS equal to $54.41 (or in certain limited circumstances the lesser of such amount and the market value of a share of Hasbro common stock at the time of redemption) plus accrued and unpaid distributions thereon and a declining premium, payable in cash or, at Time Warner's option, Hasbro common stock. Time Warner owns approximately 12.1 million shares of Hasbro common stock, which can be used by Time Warner, at its election, to satisfy its obligations under the PERCS or its obligations under its zero coupon exchangeable notes due 2012. Such zero coupon notes are exchangeable and redeemable into an aggregate 12.1 million shares of Hasbro common stock. Time Warner has certain obligations relating to the PERCS which amount to a full and unconditional guaranty of such subsidiary's obligations with respect thereto;

          (v) on August 15, 1995, Time Warner redeemed all of its $1.8 billion principal amount of outstanding Redeemable Reset Notes due August 15, 2002 (the "Reset Notes") in exchange for new securities (the "Reset Notes Refinancing"), consisting of approximately $454 million aggregate principal amount of Floating Rate Notes due August 15, 2000, approximately $272 million aggregate principal amount of 7.975% Notes due August 15, 2004, approximately $545 million aggregate principal amount of 8.11% Debentures due August 15, 2006, and approximately $545 million aggregate principal amount of 8.18% Debentures due August 15, 2007 (collectively, the "Exchange Securities");

          (vi) on July 6, 1995 (as previously reported on the Form 8-K of Time Warner dated July 6, 1995), Time Warner acquired KBLCOM Incorporated ("KBLCOM"), which owns cable television systems serving approximately 700,000 subscribers and a 50% interest in Paragon Communications ("Paragon"), which owns cable television systems serving an additional 972,000 subscribers. The other 50% interest in Paragon was already owned by TWE;

          (vii) on June 30, 1995, a wholly-owned subsidiary of Time Warner ("TWI Cable"), TWE and the TWE-Advance/Newhouse Partnership (as defined below) executed a five-year revolving credit facility (the "New Credit Agreement"). The New Credit Agreement enables such entities to refinance certain indebtedness assumed from the companies acquired or to be acquired in the Acquisitions (as defined below), to refinance TWE's indebtedness under a pre-existing bank credit agreement and to finance the ongoing working capital, capital expenditure and other corporate needs of each borrower (the "Bank

     Refinancing"). The Market Refinancings, the Reset Notes
     Refinancing and the Bank Refinancing are referred to herein as the "1995 Debt Refinancings";

          (viii) on June 23, 1995, (A) Six Flags Entertainment Corporation ("Six Flags") was recapitalized, (B) TWE sold 51% of its interest in Six Flags to an investment group led by Boston Ventures and (C) TWE granted certain licenses to Six Flags (collectively, the "Six Flags Transaction");

          (ix) on May 18, 1995, Time Warner announced the planned sale by TWE of 15 of its unclustered cable television systems serving approximately 144,000 subscribers, of which certain of the transactions closed during the second and third quarters of 1995 (the "Unclustered Cable
     Disposition");

          (x) on May 2, 1995, Time Warner acquired Summit
     Communications Group, Inc. ("Summit"), which owns cable television systems serving approximately 162,000 subscribers
     (the "Summit Acquisition");

          (xi) on April 1, 1995 (as previously reported on the Form 8-K of Time Warner dated April 1, 1995), TWE closed its transaction (the "TWE-A/N Transaction") with the Advance/ Newhouse Partnership ("Advance/Newhouse"), pursuant to which TWE and Advance/Newhouse formed the Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership (the "TWE-Advance/Newhouse Partnership"), in which TWE owns a two-thirds equity interest and is the managing partner and Advance/Newhouse owns a one-third equity interest. The TWE-Advance/Newhouse Partnership owns cable television systems (or interests therein), serving approximately 4.5 million subscribers, as well as certain foreign cable investments and certain programming investments; and

          (xii) on February 6, 1995 (as previously reported on the Form 8-K of Time Warner dated February 6, 1995), Time Warner entered into certain agreements with Cablevision Industries Corporation ("CVI"), certain affiliated entities of CVI (the "Gerry Companies"), the direct holders of certain interests in the Gerry Companies and Alan Gerry, the principal stockholder of CVI and the Gerry Companies (the "CVI Acquisition"), pursuant to which Time Warner will acquire CVI and Time Warner or certain subsidiaries of Time Warner will acquire each of the Gerry Companies. CVI and the Gerry Companies own cable television systems serving approximately 1.3 million subscribers.

          The Unclustered Cable Disposition and the Six Flags Transaction are referred to herein as the "Asset Sale Transactions"; the Summit Acquisition, KBLCOM Acquisition and CVI Acquisition are referred to herein as the "Acquisitions"; the Acquisitions and the TWE-A/N Transaction are referred to herein as the "Cable Transactions" and the TBS Transaction, the ITOCHU/Toshiba Transaction, the Asset Sale Transactions, the Cable Transactions and the 1995 Debt Refinancings are referred to herein as the "Transactions".

Item 7.  Financial Statements and Exhibits.
-------------------------------------------

          (a) Pro Forma Consolidated Condensed Financial Statements

          The following pro forma consolidated condensed balance sheets of Time Warner and the Time Warner Entertainment Group (the "Entertainment Group"), principally consisting of TWE, at September 30, 1995 give effect to the Unclustered Cable Disposition and, with respect to the balance sheet of Time Warner only, also give effect to the TBS Transaction and the CVI Acquisition, in each case as if such transactions occurred at such date. The Summit Acquisition, the KBLCOM Acquisition, the 1995 Debt Refinancings, the Six Flags Transaction, the TWE-A/N Transaction and the ITOCHU/Toshiba Transaction are already reflected in the respective historical balance sheets of Time Warner and the Entertainment Group as of September 30, 1995. The following pro forma consolidated condensed statements of operations of Time Warner and the Entertainment Group for the nine months ended September 30, 1995 and the year ended December 31, 1994 give effect to the Asset Sale Transactions, the TWE-A/N Transaction and the 1995 Debt Refinancings and, with respect to the statements of operations of Time Warner only, also give effect to the TBS Transaction, the ITOCHU/Toshiba Transaction and the Acquisitions, in each case as if the transactions occurred at the beginning of such periods. The pro forma consolidated condensed financial statements should be read in conjunction with the historical financial statements of Time Warner and TWE, including the notes thereto, which are contained in the Time Warner Quarterly Report on Form 10-Q for the nine months ended September 30, 1995 and the Time Warner Annual Report on Form 10-K for the year ended December 31, 1994, as well as the historical financial statements of (i) Vision Cable Division of Vision Cable Communications Inc. and Subsidiaries and Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries (which entities contributed substantially all of their assets to Advance/Newhouse prior to the closing of the TWE-A/N Transaction), (ii) Cablevision Industries Limited Partnership and the Combined Entities (which financial statements are the combined financial statements of the Gerry Companies),
(iii) CVI, (iv) KBLCOM, (v) Summit and (vi) TBS.

          The pro forma consolidated condensed financial statements have been derived from the historical financial statements of the respective entities as of and for the nine months ended September 30, 1995 and for the year ended December 31, 1994, except in the case of (1) the Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries, which entities have different fiscal years and were acquired on April 1, 1995; consequently, such pro forma financial statements have been derived from the unaudited combined financial statements of such entities for the three months ended January 31, 1995 and for the twelve months ended October 31, 1994, (2) the Vision Cable Division of Vision Cable Communications Inc. and Subsidiaries which were acquired on April 1, 1995 and consequently, such pro forma financial statements have been derived from the unaudited combined financial statements of such entities for the three months ended March 31, 1995 and for the year ended December 31, 1994 (which financial statements, in the case of (1) and (2) have been previously filed in connection with Time Warner's Current Report on Form 8-K dated May 30, 1995), (3) Summit, which was acquired on May 2, 1995 and consequently, such pro forma financial statements have been derived from the unaudited consolidated financial statements for such entity for the four months ended May 2, 1995 and for the year ended December 31, 1994 and (4) KBLCOM, which was acquired on July 6, 1995 and consequently, such pro forma financial statements have been derived from the unaudited consolidated financial statements for such entity for the six months ended June 30, 1995 and for the year ended December 31, 1994, which have been previously filed in connection with Time Warner's Current Reports on Form 8-K dated May 30, 1995 and August 14, 1995, respectively. Historical financial statements are (a) attached as Exhibits hereto with respect to the financial statements of the Gerry Companies as of and for the nine months ended September 30, 1995, (b) incorporated herein by reference with respect to the financial statements of TBS and CVI as of and for the nine months ended September 30, 1995, (c) previously filed in connection with Time Warner's Current Report on Form 8-K dated May 30, 1995, with respect to the financial statements of the Gerry Companies, CVI, KBLCOM and Summit as of and for the year ended December 31, 1994 and (d) previously filed in connection with Time Warner's Current Report on Form 8-K dated September 22, 1995, with respect to the financial statements of TBS as of and for the year ended December 31, 1994.

          The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or operating results that would have occurred if the Transactions had been consummated as of the dates indicated, nor are they necessarily indicative of future financial conditions or operating results.


TBS Transaction

          Pro forma adjustments for the TBS Transaction reflect
(1) the issuance of approximately 171.3 million shares of Common Stock, including 50.8 million shares of LMC Class Common Stock to be issued to LMC, in exchange for the outstanding TBS capital stock, (2) the issuance of an additional 5 million shares of LMC Class Common Stock to be received by LMC in connection with the Option Agreement, (3) the issuance of approximately 13 million stock options to replace all outstanding TBS options and (4) the assumption or incurrence of approximately $2.4 billion of indebtedness, including $288 million of convertible debt securities. The convertible debt securities may be converted at the option of the holders into an additional 9.1 million shares of TBS Class B Common Stock prior to the consummation of the Merger. Should such conversion occur, (1) Time Warner's pro forma shareholders' equity at September 30, 1995 would be increased by approximately $300 million to reflect the issuance of approximately 6.8 million additional shares of Common Stock, (2) Time Warner's pro forma indebtedness at September 30, 1995 would be reduced by $288 million and (3) Time Warner's pro forma loss before extraordinary item and loss before extraordinary item per common share for the nine months ended September 30, 1995 and the year ended December 31, 1994 would be reduced by $9 million ($.03 per common share) and $12 million ($.03 per common share), respectively.

          The TBS Transaction will be accounted for by the purchase method of accounting for business combinations and, accordingly, the estimated cost to acquire such assets will be allocated to the underlying net assets in proportion to their respective fair values. The valuations and other studies which will provide the basis for such an allocation have not been completed. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of cost over the book value of the net assets to be acquired has been made to goodwill.


ITOCHU/Toshiba Transaction

          Pro forma adjustments for the ITOCHU/Toshiba
Transaction reflect the exchange by each of ITOCHU and Toshiba of
(1) its 5.61% pro rata priority capital and residual equity interests in TWE, (2) its 6.25% residual equity interests in the Time Warner Service Partnerships and (3) its option to increase its interests in TWE under certain circumstances, for an aggregate 15 million shares of convertible preferred stock (Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock) and $10 million in cash.

          Each share of the Series G Preferred Stock, Series
H Preferred Stock and Series I Preferred Stock issued in connection with the ITOCHU/Toshiba Transaction (i) has a liquidation value of $100 per share,(ii) is convertible, immediately with respect to the Series G Preferred Stock and Series I Preferred Stock and after five years (or earlier under certain circumstances) with respect to the Series H Preferred Stock, into an aggregate 31.2 million shares of Common Stock at a conversion price of $48 per share (based on its liquidation value) and (iii) receives for four years an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which each share may be converted. Time Warner has the right to exchange the Series G Preferred Stock and Series I Preferred Stock for Common Stock at the stated conversion price after four years (and after five years with respect to the Series H Preferred Stock) and, after four years, Time Warner has the right to redeem each series, in whole or in part, for cash at the liquidation value plus accrued dividends.

          To the extent that any of the Series G Preferred Stock, Series H Preferred Stock or Series I Preferred Stock remains outstanding at the end of the period in which the minimum $3.75 per share dividend is to be paid, the holders thereafter will receive dividends equal to the dividends paid on shares of Common Stock multiplied by the number of shares of Common Stock into which their shares of such series of preferred stock are convertible. Except for holders of the Series H Preferred Stock, holders of such shares are entitled to vote with the Common Stock on all matters on which the Common Stock is entitled to vote, and each share of such series of preferred stock is entitled to two votes on any such matter.

          The ITOCHU/Toshiba Transaction has been accounted for by the purchase method of accounting for business combinations and, accordingly, the estimated cost to acquire each of ITOCHU and Toshiba's respective interests in TWE and the Time Warner Service Partnerships has been allocated to Time Warner's investment in the Entertainment Group.


Cable Transactions

          TWE consolidates the TWE-Advance/Newhouse Partnership and the one-third equity interest owned by Advance/Newhouse is reflected in the Entertainment Group historical balance sheet as minority interest. In accordance with the partnership agreement for the TWE-Advance/Newhouse Partnership, Advance/Newhouse may require TWE to purchase its equity interest for fair market value at specified intervals following the death of both of its principal shareholders. Following the third anniversary of the closing of the TWE-A/N Transaction, either partner can initiate a dissolution in which TWE would receive two-thirds and Advance/Newhouse would receive one-third of the partnership's net assets. The assets contributed by TWE and Advance/Newhouse to the TWE-Advance/Newhouse Partnership were recorded at their predecessor's historical cost. No gain was recognized by TWE upon the capitalization of the TWE-Advance/Newhouse Partnership.

          As a result of the Acquisitions, Time Warner has acquired or will acquire cable television systems serving approximately 2.2 million subscribers and a 50% interest in Paragon, which owns cable television systems serving an additional 972,000 subscribers (the other 50% interest is already owned by TWE). As described below, in order to consummate the Acquisitions, Time Warner has or will issue approximately 5.1 million shares of Common Stock and approximately $2.1 billion aggregate liquidation value of new series of convertible preferred stock, and has or will assume or incur, directly or indirectly, approximately $3.3 billion of debt.

          In connection with the Summit Acquisition, Time Warner issued 1,550,936 shares of Common Stock and 3,264,508 shares of a new series of convertible preferred stock (the "Series C Preferred Stock") and assumed or incurred approximately $146 million of indebtedness. The Series C Preferred Stock has a liquidation value of $100 per share, is convertible into 6.8 million shares of Common Stock at a conversion price of $48 per share (based on its liquidation value), receives for five years an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which a share of Series C Preferred Stock may be converted, and is redeemable for cash at the liquidation value plus unpaid dividends after five years, or exchangeable for Common Stock by the holder beginning after the third year and by Time Warner after the fourth year at the stated conversion price plus a declining premium in years four and five and no premium thereafter.

          In connection with the KBLCOM Acquisition, Time Warner issued one million shares of Common Stock and 11 million shares of a new series of convertible preferred stock (the "Series D Preferred Stock") and assumed or incurred approximately $1.2 billion of indebtedness, including $102 million of Time Warner's allocable share of Paragon's indebtedness. The Series D Preferred Stock has a liquidation value of $100 per share, is convertible into 22.9 million shares of Common Stock at a conversion price of $48 per share (based on its liquidation value), and receives for four years an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which a share of Series D Preferred Stock may be converted. Time Warner has the right to exchange the Series D Preferred Stock for Common Stock at the stated conversion price after four years and, after five years, Time Warner has the right to redeem the Series D Preferred Stock, in whole or in part, for cash at the liquidation value plus accrued dividends.

          In connection with the CVI Acquisition, Time Warner will issue 2.5 million shares of Common Stock and 3.25 million shares each of two new series of convertible preferred stock (the "Series E Preferred Stock" and "Series F Preferred Stock") and assume or incur approximately $2 billion of indebtedness. The Series E Preferred Stock and Series F Preferred Stock will have a liquidation value of $100 per share, will be convertible into an aggregate of 13.5 million shares of Common Stock at a conversion price of $48 per share (based on its liquidation value), and will receive, for a period of five years with respect to the Series E Preferred Stock and a period of four years with respect to the Series F Preferred Stock, an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which a share of Series E Preferred Stock or Series F Preferred Stock may be converted. Time Warner will have the right to exchange each of the Series E Preferred Stock and Series F Preferred Stock for Common Stock at the stated conversion price after five years and four years, respectively, and will be permitted to redeem each series, in whole or in part, for cash at the liquidation value plus accrued dividends, in each case after five years. The amount of Series F Preferred Stock and Common Stock to be issued in connection with the CVI Acquisition will be adjusted if the aggregate level of indebtedness, negative working capital and related items at the closing differs from approximately $2 billion.

          To the extent that any of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock remains outstanding at the end of the period in which the minimum $3.75 per share dividend is to be paid, the holders thereafter will receive dividends equal to the dividends paid on shares of Common Stock multiplied by the number of shares into which their shares of such series of preferred stock are convertible. Holders of such shares are and will be entitled to vote with the Common Stock on all matters on which the Common Stock is entitled to vote, and each share of such series of preferred stock is and will be entitled to two votes on any such matter.

          The Acquisitions have been or will be accounted for by the purchase method of accounting for business combinations and, accordingly, the estimated cost to acquire such assets has been or will be allocated to the underlying net assets in proportion to their respective fair values. The valuations and other studies which will provide the basis for such an allocation have not been completed. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of cost over the book value of the net assets acquired or to be acquired has been made for pro forma purposes principally to investments and cable television franchises in proportion to their estimated fair values.

          In connection with the Cable Transactions, TWE has entered or will enter into management services agreements pursuant to which TWE is and will be responsible for the management and operations of the cable television systems owned by Time Warner and the TWE-Advance/Newhouse Partnership, other than the cable television systems located within the 14-state telephone service area of U S WEST, Inc. The pro forma consolidated condensed statements of operations of Time Warner and the Entertainment Group each reflect annual management fees to be paid by Time Warner and the TWE-Advance/Newhouse Partnership to TWE, based on a preliminary allocation, which management believes to be reasonable, of the corporate expenses of the cable division of TWE in proportion to the respective number of cable subscribers of Time Warner and the TWE-Advance/Newhouse Partnership to be managed by TWE's cable division as a percentage of the aggregate number of subscribers of all cable television systems to be managed by TWE's cable division. As a result of TWE's management of the Time Warner and the TWE-Advance/Newhouse Partnership-owned cable television systems, the pro forma consolidated condensed statements of operations of Time Warner also reflect certain reductions in corporate expenses of the acquired entities relating to the implementation or expected implementation of Time Warner's formal plan to close certain corporate and regional facilities and to terminate related personnel as a direct result of the integration of the acquired operations into Time Warner's and TWE's operating structure. Implementation of such plans with respect to Summit and KBLCOM is substantially complete and, with respect to CVI and the Gerry Companies, is expected to be substantially completed upon or immediately after the consummation of the transaction.
Time Warner and TWE expect to realize certain additional cost reductions as a result of other cost-saving initiatives; however, such additional cost savings have not been reflected in the pro forma consolidated condensed statements of operations of Time
Warner due to the preliminary nature of these initiatives at this time.


1995 Debt Refinancings

          The New Credit Agreement permits borrowings in an aggregate amount of up to $8.3 billion. Borrowings are limited to $4 billion in the case of TWI Cable, $5 billion in the case of the TWE-Advance/ Newhouse Partnership and $8.3 billion in the case of TWE, subject in each case to certain limitations and adjustments. Such borrowings will bear interest at specific rates for each of the three borrowers, generally equal to LIBOR plus a margin initially ranging from 50 to
87.5 basis points based on the credit rating or financial leverage of the applicable borrower.

          Pro forma adjustments for the 1995 Debt Refinancings reflect aggregate proceeds received of approximately $5.534 billion, consisting of (1) borrowings of $5.171 billion in the aggregate under the New Credit Agreement and (2) $363 million of net proceeds received from the issuance of the PERCS (4% yield).
Such proceeds, together with proceeds received from the issuance of $500 million of 7.75% Notes in June 1995 and approximately
$200 million of available cash and equivalents: (i) are expected to be used to repay or redeem $1.221 billion of indebtedness to be assumed in the CVI Acquisition, plus redemption premiums thereon of $16 million, (ii) have been used to repay or redeem
(a) $1.086 billion of indebtedness assumed or incurred in the KBLCOM Acquisition (plus redemption premiums and accrued interest thereon of $19 million) and (b) $204 million of Paragon indebtedness, funded equally by Time Warner and TWE, (iii) have been used to repay $2.575 billion of indebtedness under a pre-existing bank credit agreement, (iv) have been used to redeem approximately $1 billion principal amount of the 8.75%
Convertible Debentures, plus redemption premiums and accrued interest thereon of $63 million and (v) have been used to pay for $50 million of financing costs. In addition to such $5.534 billion of refinancings, $244 million is expected to be borrowed under the New Credit Agreement to refinance additional indebtedness incurred in connection with the CVI Acquisition, of which $193 million relates to the consummation of the CVI
Acquisition and $51 million relates to the payment of transaction costs and other liabilities. Pro forma adjustments for the 1995
Debt Refinancings also reflect the non-cash redemption of $1.8 billion principal amount of outstanding Reset Notes (8.7% yield) in exchange for an equal amount of Exchange Securities at weighted average interest rates of 7.9% and 7.45%, respectively, in the nine months ended September 30, 1995 and the year ended December 31, 1994. Based on the average LIBOR rates in effect during the nine months ended September 30, 1995 and the year ended December 31, 1994, LIBOR has been assumed to be 6% and 4.5% per annum, respectively, and accordingly, the pro forma consolidated condensed statements of operations reflect interest on borrowings under the New Credit Agreement at estimated rates of (i) 6.875% and 5.375% per annum, respectively, for TWI Cable and (ii) 6.5% and 5% per annum, respectively, for each of TWE and the TWE-Advance/Newhouse Partnership. Each 12.5 basis point increase in the pro forma interest rate applicable to the aggregate $5.415 billion of assumed borrowings under the New Credit Agreement would have the approximate effect of increasing Time Warner's annual interest expense and net loss by $3 million and $4 million, respectively, in the case of borrowings by TWE and the TWE-Advance/Newhouse Partnership only, of increasing TWE's annual interest expense and decreasing its net income by $3 million.

          The New Credit Agreement contains certain covenants for each borrower relating to, among other things, additional indebtedness; liens on assets; cash flow coverage and leverage ratios; and loans, advances, distributions and other cash payments or transfers of assets from the borrowers to their respective partners or affiliates.


Asset Sale Transactions

          The Asset Sale Transactions reflect the disposition by TWE on June 23, 1995 of 51% of its interest in Six Flags, the payment by Six Flags of certain intercompany indebtedness and licensing fees to TWE in connection therewith, and the sale and planned sale of certain unclustered cable television systems for aggregate gross proceeds of approximately $1.11 billion. TWE has deconsolidated Six Flags effective as of June 23, 1995 and now accounts for its remaining 49% interest in Six Flags under the equity method of accounting. As a result of these transactions, TWE expects a cumulative debt reduction of approximately $1 billion, of which approximately $875 million is already reflected in TWE's historical balance sheet at September 30, 1995. TWE expects to realize aggregate income of approximately $325 million as a result of the Asset Sale Transactions, of which $140 million was deferred by TWE principally as a result of its guarantee of certain third-party, zero-coupon indebtedness of Six Flags due in 1999. Income to be realized on the Asset Sale Transactions that have not closed as of September 30, 1995 has not been reflected in the pro forma consolidated condensed statements of operations of the Entertainment Group included herein.



                                                                 TIME WARNER INC.
                                                  PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                                                September 30, 1995
                                                               (millions, unaudited)
                                                                                Subtotal        TBS Transaction
                                                                              Time Warner  ---------------------------
                                  Time Warner      CVI             TWE          Pre-TBS      TBS         Pro Forma     Time Warner
                                  Historical  Acquisition(a)  Transactions(b)  Pro Forma   Historical(c) Adjustments(d) Pro Forma
                                  ----------- --------------  --------------- ----------- ------------- -------------- ---------

A S S E T S
Cash and equivalents              $    378    $     20         $    53         $    451    $     85      $     --         $  536
Other current assets                 2,755          24              --            2,779       1,148          (143)         3,784
                                  --------    --------        --------         --------    --------      --------       --------
Total current assets                 3,133          44              53            3,230       1,233          (143)         4,320
Investments in and amounts
  due to and from Entertainment
  Group                              6,022          --              60            6,082          --            --          6,082
Other investments                    2,499          27              --            2,526          --          (531)         1,995
Noncurrent inventories                  --          --              --               --       1,868            --          1,868
Property, plant and equipment        1,088         376              --            1,464         331            --          1,795
Goodwill                             5,263         851              --            6,114         262         8,062         14,438
Cable television franchises          1,716       2,405              --            4,121          --            --          4,121
Other assets                         1,701          27              --            1,728         445            --          2,173
                                  --------    --------        --------         --------    --------      --------       --------

Total assets                      $ 21,422    $  3,730        $    113         $ 25,265    $  4,139      $  7,388       $ 36,792
                                  ========    ========        ========         ========    ========      ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities         $  2,837    $    126        $     53         $  3,016    $    744      $     --       $  3,760
Long-term debt                       9,931       1,981              --           11,912       2,336           100         14,348
Deferred income taxes                3,469         874              (7)           4,336         395            --          4,731
Other long-term liabilities          1,119          --              --            1,119         242            --          1,361
Company-obligated mandatorily
   redeemable preferred securities
   of subsidiary (1)                   374          --              --              374          --            --            374
Shareholders' equity:
   Preferred stock                      30           7              --               37          --            --             37
   Common stock                        387           2              --              389          --          (383)             6
   Paid-in capital                   5,410         740              --            6,150          --         8,093         14,243
   Unrealized gains on certain
      marketable securities            134          --              --              134          --            --            134
   TBS shareholders' equity             --          --              --               --         422          (422)            --
   Accumulated deficit              (2,269)         --              67           (2,202)         --            --         (2,202)
                                  --------    --------        --------         --------    --------      --------        --------

Total shareholders' equity           3,692         749              67            4,508         422         7,288         12,218
                                  --------    --------        --------         --------    --------      --------        -------

Total liabilities and
   shareholders' equity           $ 21,422    $  3,730        $    113         $ 25,265    $  4,139      $  7,388       $ 36,792
                                  ========    ========        ========         ========    ========      ========       ========
---------------

          (1) The sole assets of the subsidiary that is the obligor on the preferred securities are $385 million principal amount of subordinated notes of Time Warner due December 23, 1997. Such preferred securities are redeemable for cash or, at Time Warner's option, approximately 12.1 million shares of Hasbro, Inc. common stock owned by Time Warner.



See accompanying notes.




                                                                  TIME WARNER INC.
                                             PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                                       Nine Months Ended September 30, 1995
                                                               (millions, unaudited)


                                               Subtotal           TBS Transaction
                                             Time Warner    ----------------------------
                                               Pre-TBS           TBS         Pro Forma     Time Warner
                                              Pro Forma     Historical(e)  Adjustments(f)   Pro Forma
                                             -----------    -------------  --------------  -----------


Revenues                                     $ 6,249           $ 2,515        $    --         $ 8,764

Cost of revenues*                              3,813             1,600            184           5,597
Selling, general and administrative*           2,097               635             --           2,732
                                             -------           -------        -------         -------

Operating expenses                             5,910             2,235            184           8,329
                                             -------           -------        -------         -------

Business segment operating income (loss)         339               280           (184)            435
Equity in pretax income of Entertainment
  Group                                          259                --             --             259
Interest and other, net                         (770)             (141)           (10)           (921)
Corporate expenses                               (57)               --             --             (57)
                                             -------           -------        -------         -------

Income (loss) before income taxes               (229)              139           (194)           (284)
Income tax (provision) benefit                   (25)              (56)            18             (63)
                                             -------           -------        -------         -------

Income (loss) before extraordinary item         (254)               83           (176)           (347)

Preferred dividend requirements                 (109)               --             --            (109)
                                             -------           -------        -------         -------

Income (loss) before extraordinary item
  applicable to common shares                $  (363)       $       83         $  (176)       $  (456)
                                             =======          ========         =======         =======

Income (loss) before extraordinary item
  per common share                           $  (.94)                                         $  (.81)
                                             =======                                          =======

Average common shares                          386.4                                          $ 562.7
                                             =======                                          =======


---------------
*   Includes depreciation and amortization
      expense of:                            $   699        $      149         $   150        $   998
                                             =======        ==========         =======        =======



See accompanying notes.


                                                        TIME WARNER INC.
                                    PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                               Nine Months Ended September 30, 1995
                                                      (millions, unaudited)
                                                                                              Subtotal
                                                                                   ITOCHU/      Time
                  Time        Summit    KBLCOM    CVI        1995 Debt  TWE        Toshiba     Warner
                  Warner      Acquisi-  Acquisi-  Acquisi-   Refinanc-  Transac-   Transac-    Pre-TBS
                  Historical  tion (g)  tion (h)  tion (i)   ings (j)   tions (k)  tion (l)   Pro Forma
                  ----------- --------  --------  ---------  ---------  ---------  ---------  ----------
Revenues             $5,705     $  22     $ 139     $  383    $    --    $  --      $   --      $6,249

Cost of revenues*     3,396        15       102        300         --       --          --       3,813
Selling, general
and administra-
tive*                 1,966         7        49         75         --       --          --       2,097
                      -----      ----     -----     ------      -----    -----       -----      ------

Operating expenses    5,362        22       151        375         --       --          --       5,910
                      -----      ----     -----     ------      -----    -----       -----      ------

Business segment
 operating income
 (loss)                 343        --       (12)         8         --       --          --         339
Equity in pretax
 income of
 Entertainment
 Group                  235        --        --         --         13       11          --         259
Interest and
 other, net            (615)       (5)      (54)      (117)        50       --         (29)       (770)
Corporate expenses      (57)       --        --         --         --       --          --         (57)
                      -----      ----     -----     ------      -----    -----       -----      ------

Income (loss)
 before income
 taxes                  (94)       (5)      (66)      (109)        63       11         (29)       (229)
Income tax (provi-
 sion) benefit          (63)        1        24         32        (26)      (4)         11         (25)
                      -----      ----     -----     ------      -----    -----       -----      ------
Income (loss)
 before extra-
 ordinary item         (157)       (4)      (42)       (77)        37        7         (18)       (254)

Preferred
 dividend
 requirements           (24)       (4)      (21)       (18)        --       --         (42)       (109)
                      -----    ------     -----     ------      -----    -----       -----      ------

Income (loss)
 before extra-
 ordinary item to
 common shares       $ (181)   $   (8)    $ (63)    $  (95)     $  37    $   7       $ (60)     $  (363)
                     ======    ======     =====     ======      =====    =====       =====      =======

Income (loss)
 before extra-
 ordinary item
 per common share    $ (.47)   $ (.02)    $ (.16)   $ (.25)     $ .10    $ .02       $(.16)     $  (.94)
                     ======    ======     ======    ======      =====    =====       =====      =======

Average common
 shares               382.5        .7         .7       2.5         --       --          --        386.4
                     ======    ======     ======    ======      =====    =====       =====      =======

------------------
* Includes depre-
  ciation and
  amortization
  expense of:        $  398    $   11     $   84    $  206      $  --    $  --       $  --      $   699
                     ======    ======     ======    ======      =====    =====       =====      =======



See accompanying notes.




                                       TIME WARNER INC.
                   PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                 Year Ended December 31, 1994
                                     (millions, unaudited)


                                           Subtotal           TBS Transaction
                                         Time Warner   ---------------------------
                                           Pre-TBS          TBS        Pro Forma      Time Warner
                                          Pro Forma    Historical(e) Adjustments(f)    Pro Forma
                                         -----------   ------------- --------------   -----------


Revenues                                   $ 8,217       $ 2,809      $     --        $ 11,026

Cost of revenues*                            4,975         1,815           236           7,026
Selling, general and administrative*         2,590           706            --           3,296
                                           -------       -------       --------        -------

Operating expenses                           7,565         2,521           236          10,322
                                           -------       -------       --------        -------

Business segment operating income (loss)       652           288          (236)            704
Equity in pretax income of Entertainment
  Group                                        208            --            --             208
Interest and other, net                       (940)         (209)            6          (1,143)
Corporate expenses                             (76)           --            --             (76)
                                           -------       -------       --------        -------

Income (loss) before income taxes             (156)           79          (230)           (307)
Income tax (provision) benefit                (110)          (33)           13            (130)
                                           -------       -------       --------        -------

Net income (loss)                             (266)           46          (217)           (437)

Preferred dividend requirements               (146)           --            --            (146)
                                           -------       -------       --------        -------

Net income (loss) applicable to common
  shares                                   $  (412)     $     46      $   (217)       $   (583)
                                            ======       =======      ========         =======

Net income (loss) per common share         $ (1.07)                                   $  (1.04)
                                            ======                                     =======

Average common shares                        384.0                                       560.3
                                            ======                                     =======

--------
* Includes depreciation and
  amortization expense of:                 $   912       $   153      $    198        $  1,263
                                            ======        ======      ========         =======




See accompanying notes.



                                                 TIME WARNER INC.
                             PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                           Year Ended December 31, 1994
                                               (millions, unaudited)


                                                                                                            ITOCHU/     Subtotal
                                    Time        Summit      KBLCOM        CVI      1995 Debt      TWE       Toshiba    Time Warner
                                   Warner      Acquisi-     Acquisi-    Acquisi-   Refinan-      Trans-     Trans-       Pre-TBS
                                 Historical    tion(g)      tion(h)     tion(i)    cings(j)     actions(k)  action(l)   Pro Forma
                                 ----------    --------     --------   ---------  ----------   -----------  ----------  ----------

Revenues                           $ 7,396       $  63       $ 265      $  493     $  --       $  --        $ --        $8,217
Cost of revenues*                    4,307          46         193         429        --          --          --         4,975
Selling, general and
  administrative*                    2,376          13          98         103        --          --          --         2,590
                                   -------      -------     -------    -------     -------     -------     -------      ------
Operating expenses                   6,683          59         291         532        --          --          --         7,565
                                   -------      -------     -------    -------     -------     -------     -------      ------
Business segment operating
  income (loss)                        713           4         (26)        (39)       --          --          --           652
Equity in pretax income of
  Entertainment Group                  176        --          --          --            23           9        --           208
Interest and other, net               (724)        (15)       (100)       (147)         84        --           (38)       (940)
Corporate expenses                     (76)       --          --          --          --          --          --           (76)
                                   -------      -------     -------    -------     -------     -------     -------     -------
Income (loss) before income
  taxes                                 89         (11)       (126)       (186)        107           9         (38)       (156)
Income tax (provision) benefit        (180)          3          51          47         (44)         (1)         14        (110)
                                   -------      -------     -------    -------     -------     -------     -------     -------
Net income (loss)                      (91)         (8)        (75)       (139)         63           8         (24)       (266)

Preferred dividend requirements        (13)        (12)        (41)        (24)       --          --           (56)       (146)
                                   -------      -------     -------    -------     -------     -------     -------     -------

Net income (loss) applicable to
  common shares                    $  (104)    $   (20)    $  (116)    $  (163)    $    63     $     8     $   (80)    $  (412)
                                   =======     =======     =======     =======     =======     =======     =======     =======

Net income (loss) per common
  share                            $  (.27)    $  (.06)    $  (.30)    $  (.42)    $   .16     $   .02     $  (.20)    $ (1.07)
                                   =======     =======     =======     =======     =======     =======     =======     =======
Average common shares                378.9         1.6         1.0         2.5        --          --          --         384.0
                                   =======     =======     =======     =======     =======     =======     =======     =======
-----------------
*  Include depreciation and
   amortization expense of:        $   437     $   31      $   166    $    278     $  --       $   --      $  --       $   912
                                   =======     =======     =======     =======    ========     =======     =======     =======

See accompanying notes


                             TIME WARNER INC.
         NOTES TO THE TIME WARNER PRO FORMA CONSOLIDATED CONDENSED
                            FINANCIAL STATEMENTS

(a) Reflects the historical assets and liabilities of CVI and the Gerry Companies as of September 30, 1995, including $1.721 billion of indebtedness that will be assumed in the acquisition, as well as certain pro forma adjustments directly related to the CVI Acquisition. The pro forma adjustments reflect (1) the issuance by Time Warner of 2.5 million shares of its common stock, 3.25 million shares of Series E preferred stock and 3.25 million shares of Series F preferred stock, valued for pro forma purposes at an aggregate amount of $749 million, (2) the exclusion of approximately $298 million of net assets of CVI and the Gerry Companies that will not be assumed by Time Warner, of which $219 million represents pre-existing goodwill, (3) the incurrence of $244 million of additional indebtedness, consisting of $193 million to consummate the CVI Acquisition and $51 million to pay for transaction costs and other related liabilities, (4) the allocation of the excess of the purchase price over the book value of the net assets acquired of $2.076 billion to cable television franchises in the amount of $2.092 billion and to debt in the amount of $16 million, based on the estimated fair value of such assets and liabilities, (5) an increase of $851 million in deferred income tax liabilities and goodwill, resulting from the fact that the tax basis of the acquired assets will not be adjusted as a result of the CVI Acquisition and (6) the elimination of the historical stockholders' equity of CVI and the Gerry Companies.

     Pro forma borrowings of $1.237 under the New Credit Agreement which will be used to repay or redeem $1.221 billion of indebtedness to be assumed in the CVI Acquisition, plus redemption premiums thereon of $16 million, as part of the 1995 Debt Refinancings, have no net impact on the pro forma financial position of Time Warner. Accordingly, such refinancing has not been reflected in Time Warner's pro forma consolidated condensed balance sheet at September 30, 1995.

(b) Pro forma adjustments reflect the effect on Time Warner's financial position from TWE's Asset Sale Transactions as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein. The effect on each of Time Warner's and the Entertainment Group's financial position of the Six Flags Transaction is already reflected in each company's historical balance sheet as of September 30, 1995. Pro forma adjustments to record the Unclustered Cable Disposition as of September 30, 1995 reflect (1) an increase in Time Warner's investment in and amounts due to and from the Entertainment Group and shareholders' equity of approximately $113 million with respect to the aggregate income to be recorded by TWE on the sale of certain unclustered cable systems which have not closed as of September 30, 1995, (2) a decrease in shareholders' equity of $46 million with respect to income taxes provided by Time Warner on such income, (3) a decrease in Time Warner's investment in and amounts due to and from the Entertainment Group and an increase in cash of $53 million with respect to the receipt from TWE of tax-related distributions to reimburse Time Warner for the payment of income taxes on its allocable share of the taxable income arising from the Unclustered Cable Disposition in accordance with the terms of the TWE Partnership Agreement, (4) an increase in current liabilities of $53 million with respect to the previously-unrecorded, related current income tax payable due as a result of the transactions, of which $7 million has been reclassified from Time Warner's previously-provided deferred income tax liability.

(c) Reflects the historical financial position of TBS at September 30, 1995, including $2.336 billion of long-term indebtedness that will be assumed pursuant to the TBS
     Transaction.

(d) Pro forma adjustments to record the TBS Transaction reflect (1) a reclassification in shareholders' equity from common stock to paid-in capital to reflect the reduction in the par value of common stock from $1.00 per share to $.01 per share, (2) the issuance of (i) 171.3 million shares of Common Stock, including
     50.8 million shares of LMC Class Common Stock to be received by LMC, in exchange for the outstanding TBS capital stock, (ii) an additional 5 million shares of LMC Class Common Stock to be received by LMC in connection with the Option Agreement and (iii) approximately 13 million stock options to replace all outstanding TBS stock options, valued at an aggregate of $7.710 billion for pro forma purposes based on a Common Stock price of $42.375 per share, (3) the writeoff of approximately $262 million of pre-existing goodwill of TBS and approximately $143 million of TBS inventory to conform TBS' accounting policy with respect to the capitalization and amortization of film exploitation costs to Time Warner's accounting policy, (4) the incurrence of $100 million of additional indebtedness for the payment of transaction costs and other related liabilities, (5) the allocation of the excess of the purchase price over the book value of the net assets acquired of $8.324 billion to goodwill and (6) the elimination of (i) Time Warner's historical investment in TBS in the amount of $531 million and (ii) TBS' historical stockholders' equity in the amount of $422 million.

(e) Reflects the historical operating results of TBS for the nine months ended September 30, 1995 and the year ended December 31, 1994, excluding an extraordinary loss on the retirement of debt of $25 million in 1994.

(f) Pro forma adjustments to record the TBS Transaction for the nine months ended September 30, 1995 and the year ended December 31, 1994 reflect (1) an increase of $184 million and $236 million, respectively, in cost of revenues consisting of (i) a $6 million and $10 million reduction, respectively, of TBS' historical amortization of pre-existing goodwill, (ii) a $156 million and $208 million increase, respectively, in amortization with respect to the excess cost to acquire TBS that has been allocated to goodwill and amortized on a straight-line basis over a forty-year period and (iii) a $34 million and $38 million increase, respectively, in the amortization of capitalized film exploitation costs to conform TBS' accounting policy to Time Warner's accounting policy, (2) an increase of $5 million and $6 million, respectively, in interest expense on the $100 million of additional indebtedness for the payment of transaction costs and other related liabilities, (3) an increase of $5 million and a decrease of $12 million, respectively, in interest and other, net due to the elimination of Time Warner's historical equity accounting for its investment in TBS and (4) a decrease of $18 million and $13 million, respectively, in income tax expense as a result of income tax benefits provided at a 41% tax rate.

(g) Reflects the historical operating results of Summit for the four-month pre-acquisition period ending May 2, 1995 and the year ended December 31, 1994, as well as certain pro forma adjustments directly related to the Summit Acquisition. The pro forma adjustments reflect (1) the exclusion of an aggregate $15 million of net income in each period relating to (i) Summit's broadcasting operations that were sold by Summit prior to the closing of the Summit Acquisition and (ii) reductions in Summit's corporate expenses principally relating to the closure of Summit's corporate facilities and the termination of related personnel as a direct result of the integration of Summit's operations into Time Warner's and TWE's operating structure, (2) an increase of $8 million and $23 million, respectively, in cost of revenues with respect to the amortization of the excess cost to acquire Summit that has been allocated to (i) cable television franchises in the amount of $376 million and amortized on a straight-line basis over a twenty-year period and (ii) goodwill in the amount of $146 million and amortized on a straight-line basis over a forty-year period, (3) an increase of $1 million and $2 million, respectively, in selling, general and administrative expenses with respect to payments to be made to TWE for its management of Summit's cable television systems, (4) a decrease of $3 million and $9 million, respectively, in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense and management fees to be paid to TWE and (5) an increase of $4 million and $12 million, respectively, in preferred dividend requirements of the Series C Preferred Stock issued in the Summit Acquisition.

(h) Reflects the historical operating results of KBLCOM for the six-month pre-acquisition period ending July 6, 1995 and the year ended December 31, 1994, as well as certain pro forma adjustments directly related to the KBLCOM Acquisition. The pro forma adjustments reflect (1) the exclusion of an aggregate $19 million and $17 million, respectively, of net losses relating to (i) interest costs on the portion of KBLCOM's indebtedness that has not been assumed by Time Warner, (ii) reductions in KBLCOM's corporate expenses principally relating to the closure of KBLCOM's corporate and regional facilities and the termination of related personnel as a direct result of the integration of KBLCOM's operations into Time Warner's and TWE's operating structure and (iii) for the year ended December 31, 1994 only, the pro forma effect of certain KBLCOM acquisitions which occurred during the year, (2) an increase of $39 million and $71 million, respectively, in cost of revenues consisting of a $7 million and $20 million, respectively, reduction of KBLCOM's historical amortization of pre-existing goodwill and a $48 million and $91 million, respectively, increase in amortization with respect to the excess cost to acquire KBLCOM that has been allocated to (i) investments in the amount of $655 million and amortized on a straight-line basis over a twenty-year period,
     (ii) cable television franchises in the amount of $861 million and amortized on a straight-line basis over a twenty-year period and (iii) goodwill in the amount of $586 million and amortized on a straight-line basis over a forty-year period, (3) an increase of $4 million and $8 million, respectively, in selling, general and administrative expenses with respect to payments to be made to TWE for its management of certain of KBLCOM's cable television systems, (4) a decrease of $17 million and $34 million, respectively, in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense and management fees to be paid to TWE and
     (5) an increase of $21 million and $41 million, respectively, in preferred dividend requirements of the Series D Preferred Stock issued in the KBLCOM Acquisition.

(i) Reflects the historical operating results of CVI and the Gerry Companies for the nine months ended September 30, 1995 and the year ended December 31, 1994, as well as certain pro forma adjustments directly related to the CVI Acquisition. The pro forma adjustments reflect (1) the exclusion of $19 million and $21 million, respectively, of net losses with respect to reductions in the corporate expenses of CVI and the Gerry Companies principally relating to the expected implementation of Time Warner's formal plan to close corporate and regional facilities and to terminate related personnel as a direct result of the integration of the operations of CVI and the Gerry Companies into Time Warner's and TWE's operating structure, (2) an increase of $86 million and $114 million, respectively, in cost of revenues consisting of a $9 million and $12 million reduction, respectively, of CVI's historical amortization of pre-existing goodwill and a $95 million and $126 million increase, respectively, in amortization with respect to the excess cost to acquire CVI and the Gerry Companies that has been allocated to (i) cable television franchises in the amount of $2.092 billion and amortized on a straight-line basis over a twenty-year period and (ii) goodwill in the amount of $851 million and amortized on a straight-line basis over a forty-year period, (3) an increase of $11 million and $15 million, respectively, in selling, general and administrative expenses with respect to payments to be made to TWE for its management of the cable television systems of CVI and the Gerry Companies, (4) an increase of $12 million and $13 million, respectively, in interest expense on the $244 million of borrowings under the New Credit Agreement, which will be used to consummate the CVI Acquisition and to pay for transaction costs and other related liabilities, (5) a decrease of $42 million and $55 million, respectively, in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense, interest expense and management fees to be paid to TWE and (6) an increase of $18 million and $24 million, respectively, in preferred dividend requirements of the Series E Preferred Stock and Series F Preferred Stock to be issued in the CVI Acquisition.

(j) Pro forma adjustments to record the 1995 Debt Refinancings for the nine months ended September 30, 1995 and the year ended December 31, 1994 reflect interest savings of $63 million and $107 million, respectively, from (1) $5.171 billion of aggregate borrowings under the New Credit Agreement which (i) are expected to be used to repay or redeem $1.221 billion of indebtedness to be assumed in the CVI Acquisition, plus redemption premiums thereon of $16 million, (ii) were used to refinance $1.086 billion of indebtedness assumed or incurred in the KBLCOM Acquisition, plus redemption premiums and accrued interest thereon of $19 million, (iii) were used to repay $204 million of Paragon indebtedness, funded equally by Time Warner and TWE, (iv) were used to repay $2.575 billion of indebtedness under a pre-existing bank credit agreement and (v) were used to pay for $50 million of financing costs, (2) the September 1995 redemption of approximately $1 billion principal amount of 8.75% Convertible Debentures for an aggregate redemption price of $1.06 billion, including redemption premiums and accrued interest thereon, using
     (i) approximately $500 million of proceeds raised from the issuance of the 7.75% Notes in June 1995, (ii) $363 million of net proceeds raised from the issuance of the PERCS in August 1995 and (iii) approximately $200 million of available cash and equivalents and (3) the August 1995 non-cash redemption of $1.8 billion principal amount of outstanding Reset Notes in exchange for an equal amount of Exchange Securities, as set forth on the following page (in millions).

     Except with respect to the refinancing of $1.221 billion of indebtedness related to the CVI Acquisition, which had not occurred as of September 30, 1995, all pro forma adjustments to record the 1995 Debt Refinancings for the nine months ended September 30, 1995 reflect the incremental effect on Time Warner's operating results from each refinancing that had closed during the period.




                                                                      Nine Months Ended                Year Ended
                                                                        September 30, 1995         December 31, 1994
                                                                 ----------------------------  ----------------------------
                                                                              Equity in Pretax              Equity in Pretax
                                                                                  Income of                     Income of
                                                                 Interest and   Entertainment  Interest and   Entertainment
                                                                  Other, Net        Group       Other, Net        Group
                                                                 ------------   -------------  ------------   -------------
                                                                                     Increase (Decrease)

o    Borrowings by TWI Cable, TWE and the
     TWE-Advance/Newhouse Partnership in the amounts of
     $1.218 billion, $2.702 billion, and $14 million,
     respectively, under the New Credit Agreement, at
     estimated annual interest rates of 6.875%, 6.5%
     and 6.5%, respectively, for the nine months ended
     September 30, 1995 and 5.375%, 5% and 5%,
     respectively, for the year ended December 31, 1994               $ 42           $  88           $ 65         $ 136

o    Pro forma borrowings by TWI Cable of $1.237
     billion under the New Credit Agreement to
     refinance CVI debt, at estimated annual interest
     rates of 6.875% and 5.375% for the nine months
     ended September 30, 1995 and the year ended
     December 31, 1994.                                                 64               -             67             -

o    Issuance by Time Warner of $500 million of 7.75%
     Notes and approximately 12.1 million PERCS (4%
     yield)                                                             28               -             54             -

o    Issuance by Time Warner of $1.8 billion of
     Exchange Securities at weighted average interest
     rates of 7.9% and 7.45%, respectively, for the
     nine months ended September 30, 1995 and the year
     ended December 31, 1994                                            90               -            134             -

o    Repayment by TWE of $2.575 billion of outstanding
     indebtedness under the existing TWE bank credit
     agreement                                                           -             (84)             -          (124)

o    Repayment by TWI Cable of $1.221 billion of
     indebtedness assumed in the CVI Acquisition                       (66)              -            (83)            -

o    Repayment by TWI Cable of $1.086 billion of
     indebtedness assumed in the KBLCOM Acquisition                    (57)              -            (99)            -

o    Repayment of $226 million of Paragon's
     indebtedness, of which $102 million was funded by
     each of Time Warner and TWE, and the remainder was
     funded by Paragon's available cash and equivalents                  -              (9)             -           (18)

o    Redemption of approximately $1 billion principal
     amount of 8.75% Convertible Debentures                            (62)              -            (88)            -

o    Redemption of $1.8 billion of Time Warner's Reset
     Notes (8.7% yield)                                                (93)              -           (140)            -

o    Amortization of $11 million of deferred financing
     costs incurred by Time Warner in connection with
     issuance of the PERCS                                               3               -              4             -

o    Amortization of $11 million and $39 million of
     deferred financing costs allocated to Time Warner
     and the Entertainment Group, respectively, in
     connection with obtaining the New Credit Agreement
     on a straight-line basis for a five-year period                     1               4              2             8

o    Reduction of historical amortization of deferred
     financing costs recorded with respect to the
     pre-existing TWE credit agreement                                   -             (12)             -           (25)
                                                                      ----          ------          -----         -----

     Net decrease in interest costs                                  $ (50)           $ (13)         $ (84)        $ (23)
                                                                      ====            =====          ====          ====


     Income taxes of $26 million and $44 million, respectively, have been provided at a 41% tax rate on the aggregate net reduction in interest costs.

(k) Pro forma adjustments for the nine months ended September 30, 1995 and the year ended December 31, 1994 to record $11 million and $9 million, respectively, of increased income from Time Warner's equity in the pretax income of the Entertainment Group reflect the aggregate effect on TWE's operating results from (1) the TWE-A/N Transaction, (2) the fees to be earned by TWE with respect to its management of certain of Time Warner's cable television systems and (3) the Asset Sale Transactions, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein.

     TWE's consolidation of Paragon, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein, has no pro forma effect on the net income of TWE and, accordingly, the consolidation of Paragon has no effect on the pro forma operating results of Time Warner.

     Income taxes of $4 million and $1 million, respectively, have been provided at a 41% tax rate on the aggregate increase in income from Time Warner's equity in the pretax income of the Entertainment Group, adjusted for certain temporary differences.

(l) Pro forma adjustments to record the ITOCHU/Toshiba Transaction for the nine months ended September 30, 1995 and the year ended December 31, 1994 reflect (1) an increase of $29 million and $38 million, respectively, in interest and other, net, consisting of (i) an increase of $16 million and $21 million, respectively, with respect to the amortization of the $417 million aggregate excess cost to acquire the minority interests in TWE held by ITOCHU and Toshiba, which will be amortized on a straight-line basis over a twenty-year period and (ii) an increase of $13 million and $17 million, respectively, with respect to the elimination of historical amortization related to Time Warner's excess interest in the net assets of TWE over the net book value of its investment in TWE, which resulted from the initial investments in TWE by ITOCHU and Toshiba, (2) a decrease of $11 million and $14 million, respectively, in income tax expense as a result of income tax benefits provided at a 41% tax rate and (3) an increase of $42 million and $56 million, respectively, in preferred dividend requirements of the preferred stock to be issued in the ITOCHU/Toshiba Transaction.




                                          TIME WARNER ENTERTAINMENT GROUP
                                  PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                                September 30, 1995
                                               (millions, unaudited)


                                                   Entertainment                  Entertainment
                                                      Group         Asset Sale        Group
                                                    Historical   Transactions(a)    Pro Forma
                                                   ------------- ---------------  -------------
ASSETS
Cash and equivalents                                  $   439        $  --          $   439
Other current assets                                    2,504           --            2,504
                                                      -------        -------        -------
Total current assets                                    2,943           --            2,943

Noncurrent inventories                                  1,763           --            1,763
Loan receivable from Time Warner                          400           --              400
Property, plant and equipment                           4,794            (18)         4,776
Goodwill                                                4,151           --            4,151
Cable television franchises                             3,385            (47)         3,338
Other assets                                            1,105           --            1,105
                                                     --------        -------        -------

Total assets                                          $18,541        $   (65)       $18,476
                                                     ========        =======        =======

LIABILITIES AND PARTNERS' CAPITAL
Total current liabilities                             $ 2,955        $  --          $ 2,955
Long-term debt                                          6,181           (125)         6,056
Other long-term liabilities                               933           --              933
Minority interests                                        634           --              634
Time Warner General Partners' senior capital            1,398           --            1,398
Partners' capital                                       6,440             60          6,500
                                                      -------        -------        -------

Total liabilities and partners' capital               $18,541        $   (65)       $18,476
                                                      =======        =======        =======




See accompanying notes.




                                          TIME WARNER ENTERTAINMENT GROUP
                             PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                       Nine Months Ended September 30, 1995
                                               (millions, unaudited)


                                 Entertain-   TWE-A/N    Consolidation  1995 Debt   TWI-TWE       Asset Sale   Entertain-
                                 ment Group   Trans-           of       Refinan-    Management    Trans-       ment Group
                                 Historical   action(b)   Paragon(c)    cings(d)     Fees(e)      actions(f)   Pro Forma
                                 ----------   ---------  -------------  ---------   ----------    -----------  ----------
Revenues                         $ 6,871      $   137      $   179      $  --        $    16      $  (258)     $ 6,945

Cost of revenues*                  4,686           51          139         --           --           (199)       4,677
Selling, general and
 administrative*                   1,436           56           31         --           --            (16)       1,507
                                 -------       -------     -------      -------      -------      --------     -------
Operating expenses                 6,122          107          170         --           --           (215)       6,184

Business segment operating
 income (loss)                       749           30            9         --             16          (43)         761
Interest and other, net             (467)         (27)          (9)          13         --             35         (455)
Corporate expenses                   (47)        --           --           --           --           --            (47)
                                 -------      -------      -------      -------      -------      -------      -------

Income (loss) before income
 taxes                               235            3         --             13           16           (8)         259
Income tax (provision)
 benefit                             (62)        --           --           --           --              3          (59)
                                 -------      -------      -------      -------      -------      -------      -------
Income (loss) before
 extraordinary item              $   173      $     3      $  --        $    13      $    16      $    (5)     $   200
                                 =======      =======      =======      =======      =======      =======      =======

--------------
*Includes depreciation and
 amortization expense of:        $   780      $    26      $    36      $  --        $  --        $   (34)     $   808
                                 =======      =======      =======      =======      =======      =======      =======



See accompanying notes.




                                          TIME WARNER ENTERTAINMENT GROUP
                             PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                           Year Ended December 31, 1994
                                               (millions, unaudited)


                                 Entertain-    TWE-A/N    Consolidation  1995 Debt   TWI-TWE       Asset Sale   Entertain-
                                 ment Group    Trans-           of       Refinan-    Management    Trans-       ment Group
                                 Historical    action(b)   Paragon(c)    cings(d)     Fees(e)      actions(f)   Pro Forma
                                 ----------    ---------  -------------  ---------   ----------    -----------  ----------

Revenues                            $8,509      $   527      $   348      $  --         $   25      $  (619)     $ 8,790

Cost of revenues*                    6,003          209          270         --           --           (511)       5,971
Selling, general and
 administrative*                     1,654          206           60         --           --            (29)       1,891
                                    ------      -------      -------      ------        ------      -------      -------
Operating expenses                   7,657          415          330         --           --           (540)       7,862

Business segment operating
 income (loss)                         852          112           18         --             25          (79)         928
Interest and other, net               (616)         (99)         (18)          23         --             50         (660)
Corporate expenses                     (60)        --           --           --           --           --            (60)
                                    ------       ------       ------      -------       ------       ------       ------

Income (loss) before income
 taxes                                 176           13         --             23           25          (29)         208
Income tax (provision) benefit         (40)        --           --           --           --              6          (34)
                                    ------       ------       ------      -------       ------       ------       ------

Net income (loss)                   $  136       $   13       $ --        $    23       $   25       $  (23)      $  174
                                    ======       ======       ======      =======       ======       ======       ======




-------
*Includes depreciation and
 amortization expense of:           $  959       $  104       $   63      $  --         $ --         $  (86)      $1,040
                                    ======       ======       ======      =======       ======       ======       ======


See accompanying notes.


                              TIME WARNER INC.
     NOTES TO THE ENTERTAINMENT GROUP PRO FORMA CONSOLIDATED CONDENSED
                            FINANCIAL STATEMENTS

(a) Pro forma adjustments to record the Asset Sale Transactions as of September 30, 1995 reflect (1) the receipt by TWE of approximately $178 million of aggregate gross proceeds with respect to the sale by TWE of certain unclustered cable television systems which have not closed as of September 30, 1995, (2) a reduction in debt of $125 million, resulting from the use of the aggregate net proceeds received from the Unclustered Cable Disposition, after related taxes, to repay indebtedness under the New Credit Agreement, (3) a reduction in net assets with respect to the cable television systems to be sold subsequent to September 30, 1995 and (4) the payment of $53 million in tax-related distributions that will reimburse Time Warner for the payment of income taxes on its allocable share of the taxable income arising from the Unclustered Cable Disposition in accordance with the terms of the TWE partnership agreement.The effects of the Six Flags Transaction and the sale by TWE of certain unclustered cable systems during the second and third quarters of 1995 are already reflected in the historical balance sheet of the Entertainment Group as of September 30, 1995.

(b) Reflects the historical operating results of Advance/Newhouse for the three months ended March 31, 1995 and the year ended December 31, 1994 (and for the three months ended January 31, 1995 and for the twelve months ended October 31, 1994 with respect to certain contributed businesses which have different fiscal years), as well as certain pro forma adjustments directly related thereto. The pro forma adjustments reflect (1) an increase of $1 million and $2 million, respectively, in cost of revenues with respect to TWE's amortization of transaction costs on a straight-line basis over a three-year period and (2) an increase of $27 million and $99 million, respectively, in interest and other, net, representing Advance/Newhouse's minority interest in the net income of the TWE-Advance/ Newhouse Partnership, including their one-third share of $45 million of annual management fees to be paid by the partnership to TWE.

(c) Pro forma adjustments reflect the consolidation of Paragon's operating results as a result of TWE's control over the management of such entity for the six month period prior to TWE's consolidation of Paragon effective as of July 6, 1995 and the year ended December 31, 1994, offset by Time Warner's minority share of the net income of Paragon in the amount of $24 million and $34 million, respectively.

(d) Pro forma adjustments to record the 1995 Debt Refinancings for the nine months ended September 30, 1995 and the year ended December 31, 1994 reflect lower interest costs of $13 million and $23 million, respectively, from (i) $2.716 billion of aggregate borrowings under the New Credit Agreement, which were used to refinance $2.677 billion of indebtedness (plus $39 million of related financing costs) and (ii) the repayment of $102 million of Paragon's indebtedness funded by Time Warner, as set forth on the following page (in millions).

     All pro forma adjustments to record the 1995 Debt
     Refinancings for the nine months ended September 30, 1995 reflect the incremental effect on Time Warner's operating results from each refinancing that had closed during the period.



                                                            Nine Months Ended      Year Ended
                                                            September 30, 1995  December 31, 1994
                                                            ------------------  -----------------
                                                                     Increase (Decrease)


o    Borrowings by TWE and the TWE-Advance/Newhouse
     Partnership in the amounts of $2.702 billion and
     $14 million, respectively, under the New Credit
     Agreement, at estimated annual interest rates for
     each borrower of 6.5% for the nine months ended
     September 30, 1995 and 5% for the year ended
     December 31, 1994                                              $  88        $ 136

o    Repayment by TWE of $2.575 billion of indebtedness
     under the pre-existing TWE bank credit agreement                 (84)        (124)

o    Repayment of $226 million of Paragon's indebtedness
     of which $102 million was funded by each of TWE and
     Time Warner, and the remainder was funded by
     Paragon's available cash and equivalents                          (9)         (18)

o    Amortization of an allocable $39 million of deferred
     financing costs in connection with obtaining the
     New Credit Agreement on a straight-line basis for a
     five-year period                                                   4            8

o    Reduction of historical amortization of deferred
     financing costs recorded with respect to the existing
     TWE credit agreement                                             (12)         (25)
                                                                    ------       ------
     Net decrease in interest costs                                 $ (13)       $ (23)
                                                                    =====        =====


(e) Pro forma adjustments for the nine months ended September 30, 1995 and the year ended December 31, 1994 reflect fees to be received from Time Warner in the amount of $16 million and $25 million, respectively, with respect to TWE's management of certain of Time Warner's cable television systems.

(f) Pro forma adjustments to record decreases of $5 million and $23 million in net income, respectively, from the Asset Sale Transactions for the nine months ended September 30, 1995 and the year ended December 31, 1994 reflect (1) the deconsolidation of the operating results of Six Flags for the periods prior to the consummation of the Six Flags Transaction in June 1995, (2) the elimination of the operating results of the cable television systems sold or to be sold and (3) a decrease in interest expense, representing interest savings from the repayment by TWE of indebtedness under the New Credit Agreement using the aggregate net proceeds received in these transactions. TWE will realize aggregate income of approximately $325 million on these transactions, of which $140 million has been deferred by TWE principally as a result of its guarantee of third-party, zero-coupon indebtedness of Six Flags due in 1999. Income to be realized on the Unclustered Cable Disposition that have not closed as of September 30, 1995 has not been reflected in the pro forma consolidated condensed statements of operations of the Entertainment Group included herein.

(b)  Financial statements of businesses acquired:

          (i) Unaudited Consolidated Financial Statements of
     Cablevision Industries Corporation and Subsidiaries as of
     September 30, 1995 and for nine months ended September 30, 1995;

          (ii) Unaudited Combined Financial Statements of
     Cablevision Industries Limited Partnership and Combined
     Entities as of September 30, 1995 and for nine months ended
     September 30, 1995; and

          (iii) Unaudited Consolidated Combined Financial
     Statements of Turner Broadcasting System, Inc. as of
     September 30, 1995 and for nine months ended September 30, 1995.

(c)  Pro Forma Consolidated Condensed Financial Statements:

          (i) Time Warner Inc.:

               (A) Pro Forma Consolidated Condensed Balance Sheet as of September 30, 1995;

               (B) Pro Forma Consolidated Condensed Statements of
          Operations for the nine months ended September 30, 1995 and the year ended December 31, 1994; and

               (C) Notes to Pro Forma Consolidated Condensed
          Financial Statements.

          (ii) Entertainment Group:

               (A) Pro Forma Consolidated Condensed Balance Sheet as of September 30, 1995;

               (B) Pro Forma Consolidated Condensed Statements of
          Operations for the nine months ended September 30, 1995 and the year ended December 31, 1994; and

               (C) Notes to Pro Forma Consolidated Condensed
          Financial Statements.

(d)  Exhibits

          (i) Exhibit 99(a): Unaudited Consolidated Financial Statements of Cablevision Industries Corporation and Subsidiaries as of September 30, 1995 and for the nine months ended September 30, 1995 (incorporated by reference from page 2 to 11 of the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995 of Cablevision Industries Corporation).

          (ii) Exhibit 99(b): Unaudited Combined Financial
     Statements of Cablevision Industries Limited Partnership and
     Combined Entities as of September 30, 1995 and for the nine months ended September 30, 1995.

          (iii) Exhibit 99(c): Unaudited Consolidated Condensed Financial Statements of Turner Broadcasting System, Inc. as of September 30, 1995 and for the nine months ended September 30, 1995 (incorporated by reference from page 2 to 9 of the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995 of Turner Broadcasting System, Inc.).

          (iv) Exhibit 8(a): Opinion of Cravath, Swaine & Moore (delivered in connection with the Registration Statement (Registration Nos. 33-61523, 33-61523-01, 33-61523-02 and
     33-61523-03) relating to Preferred Trust Securities, Subordinated Debentures and certain Guarantees).

                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 14, 1995.


                                        TIME WARNER INC.,

                                        By: /s/ Richard J. Bressler
                                            ----------------------------
                                            Name:  Richard J. Bressler
                                            Title: Senior Vice President
                                                   and Chief Financial
                                                   Officer

                          EXHIBIT INDEX


Exhibit No.         Description of Exhibit                  Sequential
-----------         ----------------------                  Page Number
                                                            -----------
99(a)               Unaudited Consolidated Financial             *
                    Statements of Cablevision
                    Industries Corporation and
                    Subsidiaries as of September 30,
                    1995 and for the nine months ended
                    September 30, 1995 (incorporated by
                    reference from page 2 to 11 of the
                    Quarterly Report on Form 10-Q for
                    the quarterly period ended
                    September 30, 1995 of Cablevision
                    Industries Corporation).


99(b)               Unaudited Combined Financial
                    Statements of Cablevision
                    Industries Limited Partnership and
                    Combined Entities as of September
                    30, 1995 and for the nine months
                    ended September 30, 1995.


99(c)               Unaudited Consolidated Condensed             *
                    Financial Statements of Turner
                    Broadcasting System, Inc. as of
                    September 30, 1995 and for the nine
                    months ended September 30, 1995
                    (incorporated by reference from
                    pages 2 to 9 of the Quarterly
                    Report on Form 10-Q for the
                    quarterly period ended September
                    30, 1995 of Turner Broadcasting
                    System, Inc.).

8(a)                Opinion of Cravath, Swaine & Moore
                    (delivered in connection with the
                    Registration Statement
                    (Registration Nos. 33-61523,
                    33-61523-01, 33-61523-02 and
                    33-61523-03) relating to Preferred
                    Trust Securities, Subordinated
                    Debentures and certain Guarantees).

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*  Incorporated by reference.